Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-208173 on Form S-8 of our report dated June 19, 2015, appearing in this Annual Report on Form 11-K of the Southern Company Employee Savings Plan for the year ended December 31, 2015.

/s/ BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP
Babush, Neiman, Kornman & Johnson, LLP

Atlanta, GA

June 28, 2016